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                                Exhibit 1.(10)
                       Form of Application for Contract


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AIM LIFETIME PLUS (SM) SINGLE PREMIUM VARIABLE LIFE

This is a modified Single Premium Variable Life Policy issued by: Glenbrook Life and Annuity Company
PO Box 94039, Palatine, IL 60094-4039 - Telephone #800-776-6978  FAX
847-402-9543
Mail check (payable to) and application to: Glenbrook Life and Annuity Company
- PO Box 227317 - Dallas, TX 75222-7317
Send overnight mail to: Glenbrook Life and Annuity Company - 8711 North Freeport Parkway - Irving, TX 75063


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1    INSURED(S)                         Name John Michael Doe                     [  X ] M  [    ] F      Birthdate 6/1 /50

                                        Address 123 Main St.  Anytowm XX  XXXXX

                                        Soc. Sec. No. 987-65-4321                 Phone No. (111)111-1111

                                        Name Jane Mary Doe                        [    ] M  [ X  ] F      Birthdate 10/1 /50

                                        Address 123 Main St.  Anytown XX, XXXXX

                                        Soc. Sec. No. 123-45-6789                 Phone No. (111)111-1111
------------------------------------------------------------------------------------------------------------------------------------
2    OWNER                              Name                                     [    ] M  [    ] F  Birthdate _____ / _____ / ____
     Leave blank if Insured is same as       ----------------------------------
     Owner.  If more than one owner,    Address
     attach a separate page                    -------------------------------------------------------------------------------------
                                               Street  City                     State                                   Zip



                                        Soc. Sec. No.                             Relationship to Insured(s)
                                                     ----------------------------                           ------------------------

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3    BENEFICIARY(IES)                   Name Jack Doe                           Relationship to Owner Son       Percentage 50%
     Leave blank if Spouse              Name Nancy Doe                          Relationship to Owner Sister    Percentage 50%
     of sole Owner
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4    PURCHASE                           INITIAL PURCHASE PAYMENT    $30,000     Initial Death Benefit  $216,014
     PAYMENT/                           INVESTMENT ALLOCATION (WHOLE % ONLY,  NO FRACTIONS)
     PLAN OPTIONS                       AIM V.I. FUNDS
                                        [ X ] Capital Appreciation Fund 40 %    [   ] Growth and Income Fund.........%
                                        [   ] Diversified Income Fund......%    [   ] International Equity Fund......%
                                        [   ] Global Utilities Fund........%    [ X ] Money Market Fund............20%
                                        [ X ] Government Securities Fund 40%    [   ] Value Fund.....................%
                                        [   ] Growth Fund..................%    Total.............................100%

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     MEDICAL HISTORY

                                        (Questions below refer to anyone proposed for this insurance.)                  Yes     No
                                        5    Has anyone proposed for this insurance used any tobacco or nicotine products in
                                             the past 24 months? .......................................................[   ]  [ X ]
                                        6    Has anyone proposed for this insurance been:

                                             a. Hospitalized or surgically treated within the last 2 years for heart
                                                attack, chest pain or disorder of the heart?                            [   ]  [ X ]
                                             b. Treated within the last 5 years or told they have cancer (other than
                                                skin cancer, excluding melanoma)?                                       [   ]  [ X ]
                                             c. Diagnosed or treated by a member of the medical profession for: stroke or other cerebrovascular disorder, diabetes treated with insulin, kidney disorder (not to include bladder or prostate), Alzheimer's disease or other disorder of the brain or nervous system, liver disorder, organ transplant, or sought or received
                                                treatment or advice for alcohol or drug use? ...........................[   ]  [ X ]


                                             d. Has the proposed insured tested positive for exposure to the HIV infection or been diagnosed as having ARC or AIDS caused by the
                                                HIV infection? .........................................................[   ]  [ X ]
                                        7    Has anyone proposed for this insurance been:
                                             a. Diagnosed with or treated within the last 10 years for: heart disorder or irregular heart beat, blood pressure treated with medication, vascular or circulatory disorder, fainting spells, emphysema or other chronic lung or respiratory disorder, cancer (other than skin cancer, excluding melanoma), diabetes, Crohn's disease,
                                                regional enteritis, ulcerative colitis? ................................[   ]  [ X ]
                                             b. Unable to work or perform regular activities for more than 7 consecutive days  within the past 6 months because of sickness or
                                                injury? ................................................................[   ]  [ X ]
                                        8    Within the last 5 years, has anyone proposed for this insurance had surgery or been advised to have any diagnostic test, hospitalization, or surgery which was not
                                             completed? ................................................................[   ]  [ X ]
                                        9    Provide full details here for Questions 6, 7, and 8 answered "Yes":

                                             ---------------------------------------------------------------------------------------
                                             ---------------------------------------------------------------------------------------


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AIM LIFETIME PLUS (SM) SINGLE PREMIUM VARIABLE LIFE

This is a modified Single Premium Variable Life Policy issued by: Glenbrook Life and Annuity Company
PO Box 94039, Palatine, IL 60094-4039  Telephone #800-776-6978  FAX
847-402-9543
Mail check (payable to) and application to: Glenbrook Life and Annuity Company PO Box 227317 Dallas, TX 75222-7317
Send overnight mail to: Glenbrook Life and Annuity Company 8711 North
Freeport Parkway Irving, TX 75063


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  10       Will this policy replace or change any pending or existing life
           insurance policy or annuity policy?                                            [   ]  Yes  [ X ]  No
                                              -----------------------------------------
           If yes, please list company name                                 Policy Number
                                            -------------------------------              ------------------------------
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  11       I HAVE READ THIS APPLICATION, AND I DECLARE THAT ALL ANSWERS WRITTEN
           ON THIS APPLICATION ARE FULL AND CORRECT TO THE BEST OF MY KNOWLEDGE
           AND BELIEF.  I ALSO UNDERSTAND THAT:

           a. FOR APPLICANTS IN FLORIDA: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

           b. FOR APPLICANTS IN OHIO: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

           c. This Application shall be a part of any insurance policy issued by Glenbrook.

           d. Glenbrook has the right to require a medical exam, test, or other information on the person proposed for this insurance.

           e. Any changes are agreed to if the policy issued is accepted, but written agreement will be obtained from me for any changes, in insurance amount, rating class or age at issue. (In Idaho, Kentucky, and West Virginia, written agreement will be obtained for any changes.)

           f. Insurance will start only as provided in the Receipt and Temporary Insurance Agreement issued in connection with this Application. If no receipt is issued, or if insurance under it has stopped and not started again, no insurance will start by reason of this Application until the policy is delivered and the payment is accepted by Glenbrook. In this case insurance will start on the date shown in the policy, except that no insurance will start on the start date of the policy if the health of the person proposed for this insurance is not as described in this Application.

           g. Only an officer of Glenbrook may change this Application or waive a right or requirement. No agent may do this.

           h. By signing this Application, the named Owner certifies under penalties of perjury that: 1) the Social Security Number shown on Question 1 of this Application is correct, and 2) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding. (If you are subject to backup withholding, cross out item 2 above.)

           i.   I understand the Death Benefit, Cash Surrender
                Value and Account Value may increase or decrease in accordance with the investment experience of the Separate Account. I have received the current prospectus for this variable life product. I believe that this variable product is consistent with my insurance needs and financial objectives.

           PLEASE REVIEW ALL INFORMATION BEFORE SIGNING.

                                                    John Doe
           Date   1        13       97          ------------------------------
                ----- /   ----- /  -----        Signature of Proposed Insured

                                                    Jane Doe
     ----------------------------------------   -------------------------------
     Signature of Owner if Other Than Insured   Signature of Proposed Co-Insured


12   AGENT INFORMATION
     AND SIGNATURE

  BY SIGNING THIS APPLICATION, AS THE WRITING AGENT I CERTIFY THAT TO THE BEST OF MY KNOWLEDGE,
  REPLACEMENT OF EXISTING LIFE INSURANCE OR ANNUITY   [   ]  IS   [ X ]  IS NOT
  INVOLVED IN THIS SALE.

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  Agent Name (Please Print) Mike Smith          Phone Number (111)111-1111
                            -------------------              -------------
  Agent Signature  Mike Smith                   Soc. Sec. No. 123-45-6789
                  -----------------------------              -------------
  Agent GA No. (Joint Business) 123-45          License No. 123456
                               ----------------             --------------
  Client's B/D Acct. No. 123456789              B/D Name  xxxx
                         ----------------------           ----------------
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  Designation: [ X ]  A  [   ]   B
  Note: Please be advised that a firm designation may override an individual agent designation. If no designation is given, "A" will be the designation.



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AIM LIFETIME PLUS(SM) SINGLE PREMIUM VARIABLE LIFE

This is a modified Single Premium Variable Life Policy issued by: Glenbrook Life and Annuity Company PO Box 94039, Palatine, IL 60094-4039 - Telephone #800-776-6978 FAX 847-402-9543 Mail check (payable to) and application to:
Glenbrook Life and Annuity Company - PO Box 227317 - Dallas, TX 75222-7317 Send overnight mail to: Glenbrook Life and Annuity Company - 8711 North Freeport Parkway - Irving, TX 75063

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13   NOTICE REGARDING    Information regarding your insurability will be treated
     THE MEDICAL         as confidential. Glenbrook or its reinsurer(s) may,
     INFORMATION BUREAU  however, make a brief report thereon to the Medical
     (MIB), INC.         Information Bureau, Inc. (MIB, Inc.), a non-profit
                         membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file. Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal
                         Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex
                         Station, Boston, Massachusetts 02112, telephone number
                         (617) 426-3660. Glenbrook or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance.


14   NOTICE UNDER        In compliance with the Fair Credit Reporting Act, you
     THE FAIR CREDIT     are hereby notified that an Investigative Consumer
     REPORTING ACT       Report may be made through personal interviews with
                         neighbors, friends, associates, or other persons concerning the character, general reputation, personal characteristics, and mode of living (except as may be related directly or indirectly to sexual orientation) of the person proposed for this insurance. You may obtain additional information concerning the nature and scope of this investigation by writing to Glenbrook
                         Life and Annuity Company, P.O. Box 94042, Palatine,
                         Illinois, 60094. In addition, upon your written request you will be informed whether or not an Investigative
                         Consumer Report was requested in connection with your application. If one was requested, you will receive the name and address of the consumer reporting agency to whom the request was made. You may inspect and review a copy of the Investigative Consumer Report by contacting the consumer reporting agency.


15   PERMIT TO OBTAIN    A.  Glenbrook, its reinsurers, and consumer reporting
     AND DISCLOSE            agencies may get data about my health, occupations,
     CERTAIN DATA            mode of living (except as may be related directly
                             or indirectly to sexual orientation), and avocations. I understand that the information obtained by use of this authorization will be used to determine eligibility for insurance and/or benefits.
                         B.  Any doctor, practitioner, medical or medically
                             related facility, the Veterans Administration, the Medical Information Bureau, Inc. (MIB, Inc.), employer, consumer reporting agency, or insurance company which has such data about me may give such data to Glenbrook when this permit or a copy of it is shown. All sources but the MIB, Inc., may give such data to agencies Glenbrook has hired to retrieve the information for them.
                         C.  Data about mental illness, alcoholism, sexually
                             transmitted disease, and the use of drugs is to be included.
                         D.  Glenbrook or its reinsurers may make a brief
                             report about me to other companies to which I have applied or may apply.
                         E.  This permit is good for 30 months after it is
                             signed.
                         F.  Glenbrook may obtain an investigative consumer
                             report on me. /X/ I want to be interviewed if such report is obtained.
                         G.  I have read this permit and have a copy.  I also
                             have the NOTICE REGARDING MIB, INC., and the NOTICE
                             UNDER THE FAIR CREDIT REPORTING ACT.

                                       John Doe
                                ----------------------------------------
                                Signature of Proposed Insured                   Date 01/13/97

                                       Jane Doe
                                ----------------------------------------
                                Signature of Proposed Insured
                                                                                  Mike Smith
                                ----------------------------------------      ----------------------
                                Signature of Owner if Other Than Insured        Agent's Signature

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AIM LIFETIME PLUS(SM) SINGLE PREMIUM VARIABLE LIFE

This is a modified Single Premium Variable Life Policy issued by: Glenbrook Life and Annuity Company PO Box 94039, Palatine, IL 60094-4039 - Telephone #800-776-6978 FAX 847-402-9543 Mail check (payable to) and application to:
Glenbrook Life and Annuity Company - PO Box 227317 - Dallas, TX 75222-7317 Send overnight mail to: Glenbrook Life and Annuity Company - 8711 North Freeport Parkway - Irving, TX 75063

                   RECEIPT AND TEMPORARY INSURANCE AGREEMENT
                          (Referred to as "Agreement")
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16   RECEIPT AND
     TEMPORARY INSURANCE
     AGREEMENT           All checks must be made payable to Glenbrook Life and
                         Annuity Company. Do not make checks payable to the agent or leave the payee blank.

                         $30,000 has been received from John Doe as payment for life insurance on the proposed insured as applied for this date, except as limited in the Amount of Insurance section below.

                         WHEN TEMPORARY INSURANCE STARTS
17   NO INSURANCE WILL   If payment has been accepted by us and if Part 1 of the
     TAKE EFFECT EXCEPT  Application has been completed on or before the date of
     AS DESCRIBED HERE   this Agreement, temporary insurance under this
                         Agreement will start on the date of this Agreement except: if the applicant is told that a medical exam is required, then the temporary insurance will start when the medical exam is completed.

                         WHEN TEMPORARY INSURANCE WILL STOP
                         Temporary insurance under this Agreement will stop on the first of the dates below:

                         1. The date we write to the Owner indicating that we
                            have stopped considering the Application. We have the absolute right to stop.
                         2. The date we write to the Owner indicating that a
                            medical exam is required, in which event insurance will stop. Insurance under this Agreement will start again when the required medical exam is done. We have the absolute right to require such medical exam.

                         3. The date we agree to issue the coverage applied
                            for in the Application. The insurance will then be provided by the policy as of its start date and not by this Agreement.
                         4. The date we offer to issue insurance other than as
                            applied for in the Application.
                         5. Sixty days from the date of this Agreement, except
                            that in Connecticut written notice of termination will first be sent.
                         We   will refund all payments for which this Agreement
                         was given if we stop considering the Application.

                         AMOUNT OF INSURANCE
                         If temporary insurance under this Agreement is in effect, it will have the same benefits, provisions, and limitations and be for the same amount as the policy applied for. However, we will provide no more than a combined total of $500,000 of temporary life insurance under this Agreement and all other Agreements issued for pending Applications for the person to whom this receipt was issued.

                         CONDITIONS UNDER WHICH THERE IS NO COVERAGE
                         1. If in the answers in the Application, there is
                            fraud or misrepresentation material to the underwriter's acceptance of the risk, then no insurance starts under this Agreement. We will pay only a refund of all payments made.
                         2. If the person proposed for this insurance dies by
                            suicide while sane or self-destruction while insane, we will pay only a refund of all payments made. We may offer to issue insurance other than as applied for in the Application on the person proposed for this insurance.
                         3. No insurance starts under this Agreement if no
                            payment is received or if a check or draft given as payment is not honored by the bank.

                         NO   ONE MAY WAIVE OR CHANGE ANY OF THE TERMS OF THIS
                            AGREEMENT.

                                         Mike Smith
                                  --------------------------       Date 01/13/97
                                      Agent's Signature
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